UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 3, 2010 (February 25, 2010)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FOURTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 25, 2010, Comstock Homebuilding Companies, Inc. (the “Company”) entered into a Loan Modification Agreement (“Loan Modification Agreement”) with Bank of America, NA (“Lender”), providing for the modification of a certain senior unsecured note in the outstanding principal amount of approximately $3,700,000.00, plus accrued and unpaid interest, as more particularly described in that certain Revolving Line of Credit Note dated February 22, 2006, as previously modified (the “Line of Credit”).

Under the terms of the Loan Modification Agreement, Lender agreed that all previously accrued but unpaid interest payments due from the Company to Lender under the Line of Credit will be deferred until January 28, 2011 in exchange for an extension fee of $100,000. Thereafter, interest only cash payments shall be due from the Company through January 28, 2012, after which interest and certain monthly principal payments shall be due to Lender through the date of maturity of the Line of Credit, currently set at December 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer